UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2016

(Exact name of registrant as specified in its charter)

Delaware	0-10967	36-3161078
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

(630) 875-7450
  (Registrant’s telephone number, including area code)

N/A
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 22, 2016, First Midwest Bancorp, Inc. (“First Midwest”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Sandler O’Neill & Partners, L.P., as representatives of the several Underwriters named therein (the “Underwriters”), relating to the offer and sale in an underwritten public offering (the “Offering”) of $150,000,000 aggregate principal amount of First Midwest’s 5.875% subordinated notes due 2026 (the “Notes”). Interest on the Notes is payable semiannually on March 29 and September 29, commencing on March 29, 2017, and the Notes will mature on September 29, 2026. The Offering is expected to close on September 29, 2016, subject to customary closing conditions. Net proceeds to First Midwest from the Offering are expected to be approximately $146.7 million, after deducting the Underwriters’ discount and estimated offering expenses payable by First Midwest. First Midwest expects to use the net proceeds from the Offering to repay at maturity the entire $115 million aggregate principal amount of its 5.875% senior notes due November 2016, plus accrued interest, and for other general corporate purposes.

First Midwest made certain customary representations, warranties and covenants in the Underwriting Agreement concerning First Midwest and its subsidiaries and the registration statement, prospectus, prospectus supplements and other documents and filings relating to the Offering of the Notes. In addition, First Midwest has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

The Offering was made pursuant to First Midwest’s effective registration statement on Form S-3 (File No. 333-213587) previously filed with the Securities and Exchange Commission on September 12, 2016, including the prospectus contained therein, and the preliminary prospectus supplement, free writing prospectus and the final prospectus supplement, each dated September 22, 2016 and filed by First Midwest with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

1.1                               Underwriting Agreement, dated September 22, 2016, by and among First Midwest and Goldman, Sachs & Co. and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

/s/ Nicholas J. Chulos
Date:	September 23, 2016	By: Nicholas J. Chulos
Executive Vice President, Corporate Secretary, and General Counsel